Exhibit 10.10

Execution Version

AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

This Amended and Restated Forward Purchase Agreement (this “Agreement”) is entered into as of February 6, 2019, among Tortoise Acquisition Corp., a Delaware corporation (the “Company”), Tortoise Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and Atlas Point Energy Infrastructure Fund, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 20,000,000 units (or 23,000,000 units if the IPO over-allotment option (the “IPO Option”) is exercised in full) (the “Public Units”), at an expected price of $10.00 per Public Unit (the “IPO Unit Price”), each Public Unit is currently comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Public Units, the “Public Shares”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, the Company may amend the Registration Statement to increase the size of the IPO and make other changes to the terms of the IPO;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties hereto entered into that certain Forward Purchase Agreement, dated November 21, 2018 (the “Original FPA”), pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on a private placement basis, the number of Forward Purchase Shares (as defined below) determined pursuant the terms hereof, on the terms and conditions set forth herein;

WHEREAS, the Sponsor owns 5,750,000 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Shares”), which will be increased by stock split or stock dividend if the size of the IPO is increased;

WHEREAS, the Class B Shares are convertible into Class A Shares on the terms and conditions set forth in the Company’s certificate of incorporation, as it may be amended from time to time (the “Charter”);

WHEREAS, proceeds from the IPO and the private placement of Warrants to the Sponsor in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement; and

WHEREAS, the parties hereto wish to amend and restate the Original FPA in its entirety upon the terms and conditions set forth herein in order to, among other things, provide the Company with the option to issue to the Purchaser a number of either (i) Forward Purchase Units (as defined below) or (ii) Forward Purchase Shares in consideration of, in each case, the Purchase Price (as defined below).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Commitment.

(a) Subject to the terms and conditions hereof, the Purchaser hereby commits to purchase at least $100,000,000 and up to $150,000,000, and the Company agrees to issue and sell to the Purchaser such amount of either, at the Company’s sole option, (i) forward purchase units at a price per unit equal to the IPO Unit Price, consisting of Class A Shares (the “Forward Purchase Shares”) and Warrants (the “Forward Purchase Warrants”), each having the same terms as, respectively, the Public Shares and the Public Warrants offered to the public in the IPO (such Forward Purchase Shares and Forward Purchase Warrants, collectively, the “Forward Purchase Units”) or (ii) Forward Purchase Shares at a price of $9.67 per Forward Purchase Share (such Forward Purchase Shares valued at $9.67 per share, or the Forward Purchase Units, as the case may be, the “Forward Purchase Securities”). For the avoidance of doubt, the Forward Purchase Units will have the same terms as the Public Units offered to the public other than as described in Section 5 and Section 6 of this Agreement.

(b) If the Purchaser consents to the Business Combination as specified in Section 4(c)(iv) below, the Purchaser shall, in connection with granting such consent, specify the aggregate amount (between $100,000,000 and $150,000,000) of the Forward Purchase Securities that the Purchaser shall purchase at Closing (such specified amount is referred to herein as the “Purchase Price”). At least 10 business days prior to the Closing after the Company has received the Purchaser’s consent as described in Section 4(c)(iv) below, the Company will provide written notice to the Purchaser, which may be given by email, specifying whether it has elected to issue the Purchaser Forward Purchase Units or Forward Purchase Shares as provided in Section 1(a) hereof.

2. Transfer of Founder Shares; Adjustments.

(a) On the IPO Closing, the Sponsor shall transfer to the Purchaser an aggregate of 22.5% of the Founder Shares, subject to certain adjustments as set forth below in this Section 2. All references herein to amounts of the Founder Shares, including references to percentages or numbers of the Founder Shares, shall be to the amount of the Founder Shares immediately after the IPO Closing (excluding any Founder Shares subject to forfeiture as a result of the failure of the underwriters to exercise their over-allotment option). The Purchaser shall not be required to forfeit any Founder Shares if the underwriters in the IPO do not exercise their over-allotment option.

(b) If the Purchaser does not fund the Purchase Price for the Forward Purchase Securities as provided for herein, or fails to consent to the Business Combination, the Purchaser shall transfer back to the Sponsor a sufficient number of Founder Shares such that the Purchaser shall retain 6.5% of the number of Founder Shares. If the Purchase Price is less than $150,000,000, the Purchaser shall transfer back to the Sponsor a number of Founder Shares equal to (x) 6% of the number of Founder Shares multiplied by (y) a fraction, the numerator of which equals $150,000,000 minus the Purchase Price and the denominator of which equals $50,000,000.

(c) In addition, and for purposes of determining the number of Founder Shares to be transferred to the Purchaser pursuant to Section 2(a), (i) if the base size of the IPO (i.e. before the over-allotment option) is above $325,000,000, the Founder Shares shall be deemed to be 8,125,000 (excluding any Founder Shares subject to forfeiture as a result of the failure of the underwriters to exercise their over-allotment option) and (ii) if the base size of the IPO is below $225,000,000, the Founder Shares shall be deemed to be 6,625,000 (excluding any Founder Shares subject to such forfeiture).

3. Representations, Warranties and Agreements.

(a) Representations and Warranties of the Purchaser. To induce the Company to issue the Forward Purchase Securities to the Purchaser and the Sponsor to transfer the Founder Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company and the Sponsor and agrees with the Company and the Sponsor as follows:

(i) Organization and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by each of the parties hereto, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (C) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(ii) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not violate, conflict with or constitute a default under (A) the formation and governing documents of the Purchaser, (B) any agreement, indenture or instrument to which the Purchaser is a party, (C) any law, statute, rule or regulation to which the Purchaser is subject, or (D) any agreement, order, judgment or decree to which the Purchaser is subject.

(iii) No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Purchaser in connection with the transactions contemplated by this Agreement.

(iv) Adequacy of Financing. At the time of the Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(v) Experience, Financial Capability and Suitability. The Purchaser is: (A) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Forward Purchase Securities and the Founder Shares and (B) able to bear the economic risk of its investment in the Forward Purchase Securities and the Founder Shares for an indefinite period of time because the Forward Purchase Securities and the Founder Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Forward Purchase Securities and Founder Shares are sold pursuant to: (1) an effective registration statement under the Securities Act or (2) an exemption from registration available with respect to such sale. The Purchaser is able to bear the economic risks of an investment in the Forward Purchase Securities and the Founder Shares and to afford a complete loss of the Purchaser’s investment in the Forward Purchase Securities and the Founder Shares.

(vi) Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Purchaser has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Purchaser has relied solely on the Purchaser’s own knowledge and understanding of the Company and its business based upon the Purchaser’s own due diligence investigation and the information furnished pursuant to this paragraph. The Purchaser understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 3 and the Purchaser has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

(vii) Investment Purposes. The Purchaser is purchasing the Forward Purchase Securities and acquiring the Founder Shares solely for investment purposes and not with a view towards the further distribution or dissemination thereof. The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(viii) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(ix) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (A) engaged in any general solicitation or (B) published any advertisement in connection with the offer and sale of the Forward Purchase Securities.

(x) No Government Recommendation or Approval. The Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Forward Purchase Securities or the Founder Shares.

(xi) No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Securities or the Founder Shares, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Securities or the Founder Shares.

(xii) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Securities and to acquire the Founder Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment, and that it will be contractually obligated to vote any Class A Shares and Class B Shares, including the Founder Shares, held by it in favor of the Business Combination as provided herein.

(xiii) Restrictions on Transfer; Shell Company. The Purchaser understands the Forward Purchase Securities and the Founder Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Purchaser understands the Forward Purchase Securities and the Founder Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Purchaser understands that any certificates representing the Forward Purchase Securities and the Founder Shares will contain a legend in respect of such restrictions. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Forward Purchase Securities or the Founder Shares, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (A) registration under the Securities Act or (B) an available exemption from registration. The Purchaser agrees that if any transfer of its Forward Purchase Securities or Founder Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Purchaser may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Purchaser agrees not to resell the Forward Purchase Securities or the Founder Shares. The Purchaser further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Purchaser for the resale of the Forward Purchase Securities or the Founder Shares until one (1) year following the filing of a Form 8-K announcing the consummation of the Business Combination.

(xiv) Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(xv) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Barclays Capital Inc. Upon request of the Company, the Purchaser shall confirm this representation with respect to any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(xvi) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company and the Sponsor in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or the Sponsor or any of the Company’s other affiliates (collectively, the “Company Parties”).

(b) Representations and Warranties of the Company. To induce the Purchaser to purchase the Forward Purchase Securities and to acquire the Founder Shares, the Company hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

(i) Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(ii) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (A) the Charter or bylaws of the Company, (B) any agreement, indenture or instrument to which the Company is a party, (C) any law, statute, rule or regulation to which the Company is subject, or (D) any agreement, order, judgment or decree to which the Company is subject.

(iii) Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Forward Purchase Securities, and (assuming the Company issues Forward Purchase Units hereunder) the securities issuable upon exercise of the Forward Purchase Warrants, when issued in accordance with the terms of the Forward Purchase Warrants and this Agreement, will be duly and validly issued, fully paid and non-assessable, as applicable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Purchaser will have or receive good title to the Forward Purchase Securities, free and clear of all liens, claims and encumbrances of any kind, other than (A) transfer restrictions under federal and state securities laws, and (B) liens, claims or encumbrances imposed due to the actions of the Purchaser.

(iv) No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which (A) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (B) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

(v) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company required pursuant hereto and the authorization and issuance (or reservation for issuance) of the Forward Purchase Securities and (assuming the Company issues Forward Purchase Units hereunder) the securities issuable upon exercise of the Forward Purchase Warrants, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by each of the parties hereto, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (C) to the extent the indemnification provisions contained in the Registration Rights (as defined below) may be limited by applicable federal or state securities laws.

(vi) Capitalization. The authorized capital stock of the Company on the date hereof, consists of 200,000,000 Class A Shares, none of which are issued and outstanding, 20,000,000 Class B Shares, 5,750,000 of which are issued and outstanding as of the date hereof (including up to 750,000 shares subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised in full) and 1,000,000 preferred shares, none of which are issued and outstanding. There are no outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

(vii) No Governmental Consents. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement, other than the filing of a Form D with the SEC and such state Blue Sky, FINRA and New York Stock Exchange consents and approvals as may be required.

(viii) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D of the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives in connection with the offer and sale of the Forward Purchase Securities.

(ix) No Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Company or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith.

(x) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in Sections 3(b) and (c) and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3(a) and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

(c) Representations and Warranties of the Sponsor. To induce the Purchaser to purchase the Forward Purchase Securities and to acquire the Founder Shares, the Sponsor hereby represents and warrants to the Purchaser and agrees with the Purchaser as follows:

(i) Organization and Corporate Power. The Company is a corporation duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as presently conducted and as proposed to be conducted.

(ii) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (A) the certificate of formation or limited liability company agreement of the Sponsor, (B) any agreement, indenture or instrument to which the Sponsor is a party, (C) any law, statute, rule or regulation to which the Sponsor is subject, or (D) any agreement, order, judgment or decree to which the Sponsor is subject.

(iii) Ownership. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Founder Shares, free and clear of all liens, security interests, charges, claims, restrictions and other encumbrances, subject to securities laws restrictions. Founder has not granted to any person or entity any options or other rights to buy the Founder Shares. No other person or entity has any interest in the Founder Shares of any nature. The transfer of the Founder Shares to the Purchaser pursuant to this Agreement will not give any person a legal right or cause of action against the Founder Shares or the Purchaser.

(iv) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in Sections 3(b) and (c) and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty.

4. Settlement Date and Delivery.

(a) Closing of Purchase of Securities. The consummation and settlement of the purchase and sale of the Forward Purchase Securities hereunder (the “Closing”) shall be held at the same date and immediately prior to the Business Combination Closing (the date of the Closing being referred to as the “Closing Date”). At the Closing, the Company will issue to the Purchaser the Forward Purchase Securities, each registered in the name of the Purchaser, against delivery of the Purchase Price in cash via wire transfer to an account specified in writing by the Company no later than five business days prior to the Closing.

(b) Conditions to Closing of the Company. The obligation of the Company to sell the Forward Purchase Securities at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) Representations and Warranties Correct. The representations and warranties made by the Purchaser in Section 3(a) hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date the IPO Closing, as the case may be, (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) Business Combination Closing. The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities.

(iv) Performance of Covenants. The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(v) No Injunction. No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

(c) Conditions to Closing of the Purchaser. The obligation of the Purchaser to purchase the Forward Purchase Securities at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) Representations and Warranties Correct. The representations and warranties made by the Company and the Sponsor in Sections 3(b)(b) and (c) hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date and the IPO Closing, as the case may be (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date.

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company and the Sponsor on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Forward Purchase Securities.

(iv) Purchaser Consent. The Purchaser shall have given irrevocable written consent (in its capacity as a party to this Agreement and not as a stockholder), which may be given by e-mail, to the Company confirming its commitment to purchase the Forward Purchase Securities (which it may withhold at its sole discretion) and the amount of the Purchase Price, which consent shall be withheld or granted no later than five (5) days after receipt of notification that the board of directors of the Company (the “Board”) will meet to consider entering into a definitive acquisition agreement for the Business Combination. Prior to entering into any definitive agreement setting forth the terms and conditions of, and binding the Company (subject to any conditions and qualifications set forth in such agreement) to effect, a Business Combination, any agreement relating to the forfeiture of Founder Shares or any other material agreement to be executed in connection with such definitive agreement (collectively, a “Business Combination Agreement”), the Company shall give written notice to the Purchaser stating its bona fide intention to enter into a Business Combination Agreement. The Company will provide the Purchaser with applicable materials and information in order for the Purchaser to evaluate whether to provide a consent to the proposed Business Combination, including the material terms of the transaction and any other information reasonably requested by the Purchaser with respect to the proposed Business Combination, such materials and information to be provided subject to the terms of a non-disclosure agreement to be entered between the Company and the Purchaser in accordance with applicable law (including Regulation FD under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and the Company’s contractual obligations; provided, that the Company shall have the right to refuse to provide any such materials or information if, in the opinion of the Company, acting reasonably and in good faith having received the advice of counsel, the provision of such materials or information could violate applicable laws or regulations or result in any waiver of legal privilege of the Company; and provided, further, that if the target entity’s equity or debt securities are traded on a securities exchange or over-the-counter market, prior to providing such materials and information, the Company will first provide only the name of the potential target to a legal or compliance person designated by the Purchaser in writing as authorized to receive such information (such person, the “Designated Person”) so that the Purchaser can determine if it has an internal restriction on the receipt of such materials or information. In addition, at the election of the Purchaser, the Company and the Sponsor will use commercially reasonable efforts to allow the Purchaser to attend or participate in due diligence sessions with and/or meetings with management of the target entity in a potential Business Combination, subject, in each case, to the Purchaser entering into a non-disclosure agreement with the applicable target entity in a potential Business Combination and complying with other applicable rules and procedures established by such target entity.

(v) IPO Closing. The Company shall have consummated the IPO, raising at least $200,000,000 in gross proceeds.

(vi) Board Approval of Business Combination. The consummation of the Business Combination shall be conditioned upon the approval of the Business Combination by a majority of the members of the Board and a majority of the independent directors of the Board.

(vii) Business Combination Closing. The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Securities.

(viii) No Injunction. No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Securities.

5. Terms of the Forward Purchase Securities. The Forward Purchase Securities will be substantially identical to the Public Units or Public Shares, as applicable, to be offered in the IPO except that the Forward Purchase Securities are being offered and sold pursuant to an exemption from the registration requirements of the Securities Act and will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. If in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Forward Purchase Securities, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (a) registration under the Securities Act or (b) an available exemption from registration under the Securities Act.

6. Restrictions on Transfer.

(a) Securities Law Restrictions. The Purchaser hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Forward Purchase Securities or the Founder Shares unless, prior thereto (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Forward Purchase Securities, the Class A shares underlying the Forward Purchase Warrants and the Founder Shares proposed to be transferred shall then be effective or (ii) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the SEC thereunder and under all applicable state securities laws. All certificates representing the Forward Purchase Securities and the Founder Shares shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

(b) Founder Share Lock-Up. The Founder Shares held by the Purchaser will be subject to the same transfer restrictions as the Founder Shares held by the Sponsor and the Purchaser agrees to enter into a letter agreement containing customary terms for transactions of the type contemplated by this Agreement, and in a form substantially similar to that entered into by the Sponsor, prior to or on the IPO Closing.

(c) Registration Rights. The Purchaser will be entitled to the same registration rights as the Sponsor and agrees to enter into a registration rights agreement containing customary terms for transactions of the type contemplated by this Agreement, and in a form substantially similar to that entered into by the Sponsor, to be signed prior to or on the IPO Closing.

7. Board Observer. Until such time as the Registration Statement shall be declared effective, the Company agrees to take such action so as to ensure that as of the effective time of such Registration Statement and at all times thereafter until consummation of the Business Combination the Purchaser shall have the right to designate an observer to the Board; provided, however, that such observer shall not have the right to vote on any matter that shall come before the Board or otherwise have any powers of a member of the Board.

8. Other Agreements.

(a) Further Assurances. Each of the Company and the Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Tortoise Acquisition Corp., 452 Fifth Avenue, 14th Floor, New York, New York 10018, Attention: Steven Schnitzer, with a copy to the Company’s counsel at Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, Attention: Brenda Lenahan.

(c) Voting. The Purchaser hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall vote any Class B Shares and Class A Shares owned by it in favor of any proposed Business Combination.

(d) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 8(d), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(e) Entire Agreement. This Agreement, together with any documents, instruments and writing that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement amends and restates in its entirety the Original FPA.

(f) Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(g) Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(h) Assignment. The rights and obligations under this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties; provided that the Purchaser may assign its rights and obligations to an affiliate without the prior consent of the other parties.

(i) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

(j) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

(k) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of Delaware and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(m) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

(o) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(p) Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(q) Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(r) Mutual Drafting. This Agreement is the joint product of the Purchaser and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

9. Indemnification. Each party shall indemnify the others against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

10. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) automatically:

(i) if the IPO is not consummated on or prior to June 30, 2019;

(ii) if the Business Combination is not consummated within 24 months from the IPO Closing, including any extensions beyond such term effected pursuant to the terms of the Charter; or

(iii) if the Purchaser or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of the Purchaser or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 10, the Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 10 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

11. Disclosure. The Purchaser hereby acknowledges that (a) the terms of this Agreement will be disclosed in the Registration Statement, (b) this Agreement will be filed with the SEC as an exhibit to the Registration Statement and (c) the Company will disclose the terms of this Agreement to potential IPO investors and to potential Business Combination targets.

12. Waiver of Claims Against Trust. The Purchaser hereby acknowledges that it is aware that the Company will establish a Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by the Purchaser. The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by the Purchaser. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by the Purchaser.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

ATLAS POINT ENERGY INFRASTRUCTURE FUND, LLC

By:	/s/ Adam Karpf
	Name:	Adam Karpf
	Title:	Managing Director and Portfolio Manager

Address for Notices:

E-mail: Adam.Karpf@cibc.com

COMPANY:

TORTOISE ACQUISITION CORP.

By:	/s/ Vincent T. Cubbage
	Name:	Vincent T. Cubbage
	Title:	President and Chief Executive Officer

SPONSOR:

TORTOISE SPONSOR LLC

By:	/s/ Connie Savage
	Name:	Connie Savage
	Title:	Chief Financial Officer, Secretary and Treasurer